Exhibit 99.1

Metropolitan Bank Holding Corp. Promotes Treasurer to CFO

Daniel F. Dougherty has been appointed Executive Vice President and Chief Financial Officer of the Company and the Bank

NEW YORK, N.Y. — November 6, 2023 — Metropolitan Bank Holding Corp. (NYSE: MCB) (the “Company”), the parent company of Metropolitan Commercial Bank (the “Bank”), is pleased to announce the promotion of Daniel F. Dougherty, CFA, to Executive Vice President and Chief Financial Officer, effective November 6, 2023. Mr. Dougherty assumes this role following the resignation of Greg Sigrist on October 31, 2023. He will report directly to Mark R. DeFazio, President and Chief Executive Officer. In his new capacity, Mr. Dougherty will oversee treasury, investor relations, tax, capital planning, accounting, and financial reporting.

Mr. Dougherty joined Metropolitan Commercial Bank in July 2022 as First Vice President and Treasurer, bringing a distinguished 25-year banking career with significant roles at local and national banks. His prior positions include Executive Vice President and Treasurer at Investors Bank, Senior Vice President and Treasurer at Astoria Bank, Senior Vice President and Assistant Treasurer at Israel Discount Bank of New York, and Portfolio Manager positions at North Fork Bancorporation and GreenPoint Financial Corp.

He holds a Bachelor of Arts degree in Economics and Business from Stony Brook University, a Master of Business Administration degree in Finance from St. John’s University, and a Chartered Financial Analyst (CFA) charter from the CFA Institute. Mr. Dougherty is also an active member of the CFA Society of New York.

Mark DeFazio, CEO, said, “I am delighted that we were able to select our new CFO from within MCB’s talented team. Mr. Dougherty possesses a proven track record in driving growth in asset/liability and liquidity management, and he is a skilled leader recognized for forging strategic alliances to align operational decisions with financial objectives.”

Mr. Dougherty commented, “I eagerly anticipate the opportunity to continue fostering our entrepreneurial spirit while advancing growth and shareholder value in line with MCB’s strategic initiatives.”

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”), a New York City based full-service commercial bank.

The Bank provides a broad range of business, commercial and personal banking products and services to individuals, small businesses, private and public middle-market and corporate enterprises and institutions, municipalities and local government entities.

Metropolitan Commercial Bank’s Global Payments Group is an established leader in providing payments services to domestic and international non-bank financial service companies. The Bank continues to grow its presence as a valued, trusted and innovative strategic partner across payments, custodial and money services businesses worldwide.

Metropolitan Commercial Bank’s EB-5 / E-2 International Group delivers banking services and products for United States Citizen and Immigration Services EB-5 Immigrant Investor Program investors, developers, Regional Centers, government agencies, law firms and consulting companies that specialize in EB-5 and E-2.

Metropolitan Commercial Bank was ranked by Independent Community Bankers of America among the top ten successful loan producers for 2023 by loan category and asset size for commercial banks with more than $1 billion in assets. The Bank finished ninth in S&P Global Market Intelligence’s annual ranking of the best-performing community banks with assets between $3 billion and $10 billion for 2022 and eighth among top-performing community banks in the Northeast region for 2022. The Bank is also a member of the Piper Sandler Sm-All Stars Class of 2022 and Kroll affirmed a BBB+ (investment grade) deposit rating on January 25, 2023.

The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender.

For more information please, visit the Bank’s website at MCBankNY.com.

Contacts

212-365-6721

IR@MCBankNY.com

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